Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-47073, 333-72715, 333-124503, 333-131466, 333-147397, 333-153925, 333-154364, 333-186187, 333-215774, and 333-222840 on Form S-8 and Registration Statement No 333-228854 on Form S-3 of our reports dated November 24, 2020, relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Accounting Standards Codification 842, Leases, and accounting guidance related to inventory valuation for its change in accounting for a portion of its inventories to the first-in, first-out method which was determined to be a preferable accounting principle for such inventories), and to the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2020.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio

November 24, 2020